Exhibit 5.1

1850 North Central Ave., Suite 1400
Phoenix, AZ 85004
Telephone: (602) 285-5000
Facsimile: (844) 670-6009
http://www.dickinsonwright.com

September 1, 2023

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

Re: Securities Registered under Registration Statement on Form S-3 (File No. 333-257690)

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the proposed offer and sale by Enveric Biosciences, Inc., a Delaware corporation (the “Company”), of up to an aggregate of $2,392,514 of shares of the Company’s common stock, par value $0.01 per share (the “Placement Shares”), pursuant to a Registration Statement on Form S-3 (File No. 333-257690) (the “Registration Statement”), which was originally filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (“SEC”) on July 2, 2021 and declared effective by the SEC on July 9, 2021, the base prospectus contained in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the proposed offer and sale of the Placement Shares filed with the SEC September 1, 2023 pursuant to Rule 424(b) of the rules and regulations under the Securities Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). We understand that the Placement Shares are proposed to be offered and sold by the Company through Canaccord Genuity LLC (“Agent”) pursuant to the Equity Distribution Agreement dated September 1, 2023, by and between the Company and Agent (the “Distribution Agreement”).

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company without independent investigation or verification.

Based on the foregoing, we are of the opinion that the Placement Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Distribution Agreement, will be validly issued, fully paid and non-assessable.

Dickinson Wright PLLC

September 1, 2021

This opinion is limited in all respects to matters arising under the Delaware General Corporation Law. Our review of matters arising under the Delaware General Corporation Law has been limited to a review of the text of the Delaware General Corporation Law as set forth at 8 Del C. chapter 1, which is stated to include all acts effective as of August 31, 2023, in each case without regard to any legislative history or judicial decisions or any rules, regulations, guidelines, releases or interpretations thereof or any other review of the laws of the State of Delaware. We assume that such publication accurately sets forth the provisions of the Delaware General Corporation Law as in effect on the date hereof. We express no opinion with respect to the law of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the SEC on the date hereof, which is incorporated by reference into the Registration Statement, and further consent to the reference to us in the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is intended solely for use in connection with the offer and sale of the Placement Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Dickinson Wright PLLC
Dickinson Wright PLLC